SCHEDULE A to the
FORM OF RULE 12d1-4 ETF FUND OF FUNDS INVESTMENT AGREEMENT
Updated as of 02/03/2026
List of Funds to Which the Agreement Applies
Acquired Funds

Ticker	Fund Name
JMMF	JPMorgan 100% U.S. Treasury Securities Money Market ETF
JBND	JPMorgan Active Bond ETF
JCHI	JPMorgan Active China ETF
JADE	JPMorgan Active Developing Markets Equity ETF
JGRO	JPMorgan Active Growth ETF
JPHY	JPMorgan Active High Yield ETF
JPSV	JPMorgan Active Small Cap Value ETF
JAVA	JPMorgan Active Value ETF
JEMA	JPMorgan ActiveBuilders Emerging Markets Equity ETF (fka JPM Emerging Mkts Equity Core ETF)
BBCA	JPMorgan BetaBuilders Canada ETF
BBAX	JPMorgan BetaBuilders Developed Asia Pacific ex-Japan ETF
BBEM	JPMorgan BetaBuilders Emerging Markets Equity ETF
BBEU	JPMorgan BetaBuilders Europe ETF
BBIN	JPMorgan BetaBuilders International Equity ETF
BBJP	JPMorgan BetaBuilders Japan ETF
BBRE	JPMorgan BetaBuilders MSCI US REIT ETF
BBAG	JPMorgan BetaBuilders U.S. Aggregate Bond ETF
BBUS	JPMorgan BetaBuilders U.S. Equity ETF
BBMC	JPMorgan BetaBuilders U.S. Mid Cap Equity ETF
BBSC	JPMorgan BetaBuilders U.S. Small Cap Equity ETF
BBSB	JPMorgan BetaBuilders U.S. Treasury Bond 1-3 Year ETF
BBLB	JPMorgan BetaBuilders U.S. Treasury Bond 20+ Year ETF
BBIB	JPMorgan BetaBuilders U.S. Treasury Bond 3-10 Year ETF
BBHY	JPMorgan BetaBuilders USD High Yield Corporate Bond ETF
BBCB	JPMorgan BetaBuilders USD Investment Grade Corporate Bond ETF
JCPB	JPMorgan Core Plus Bond ETF
JPEM	JPMorgan Diversified Return Emerging Markets Equity ETF
JPIN	JPMorgan Diversified Return International Equity ETF
JPUS	JPMorgan Diversified Return U.S. Equity ETF

JPME	JPMorgan Diversified Return U.S. Mid Cap Equity ETF
JPSE	JPMorgan Diversified Return U.S. Small Cap Equity ETF
JDIV	JPMorgan Dividend Leaders ETF
JPEF	JPMorgan Equity Focus ETF
JEPI	JPMorgan Equity Premium Income ETF
JFLX	JPMorgan Flexible Debt ETF
LCDS	JPMorgan Fundamental Data Science Large Core ETF
LVDS	JPMorgan Fundamental Data Science Large Value ETF
MCDS	JPMorgan Fundamental Data Science Mid Core ETF
SCDS	JPMorgan Fundamental Data Science Small Core ETF
JGLO	JPMorgan Global Select Equity ETF
JDOC	JPMorgan Healthcare Leaders ETF
JMHI	JPMorgan High Yield Municipal ETF
JPIE	JPMorgan Income ETF
JCPI	JPMorgan Inflation Managed Bond ETF
JPIB	JPMorgan International Bond Opportunities ETF
JIDE	JPMorgan International Dynamic ETF
JIG	JPMorgan International Growth ETF
JIRE	JPMorgan International Research Enhanced Equity ETF
JIVE	JPMorgan International Value ETF
JPLD	JPMorgan Limited Duration Bond ETF
JMTG	JPMorgan Mortgage-Backed Securities ETF
JMUB	JPMorgan Municipal ETF
JEPQ	JPMorgan Nasdaq Equity Premium Income ETF
JPRE	JPMorgan Realty Income ETF
JSCP	JPMorgan Short Duration Core Plus ETF
JMEE	JPMorgan Small & Mid Cap Enhanced Equity ETF
JMSI	JPMorgan Sustainable Income ETF
JTEK	JPMorgan US Tech Leaders ETF
JMOM	JPMorgan U.S. Momentum Factor ETF
JUSA	JPMorgan U.S. Research Enhanced Large Cap ETF
JQUA	JPMorgan U.S. Quality Factor ETF
JVAL	JPMorgan U.S. Value Factor ETF
JPST	JPMorgan Ultra-Short Income ETF
JMST	JPMorgan Ultra-Short Municipal Income ETF
JPMB	JPMorgan USD Emerging Markets Sovereign Bond ETF

SCHEDULE A - Continued
List of Funds to Which the Agreement Applies

Acquiring Funds

GPS Funds I

GuideMark® Large Cap Core Fund
GuideMark® Small/Mid Cap Core Fund
GuideMark® Emerging Markets Fund
GuideMark® World ex-US Fund
GuideMark® Core Fixed Income Fund

GPS Funds II

GuidePath® Growth Allocation Fund
GuidePath® Conservative Allocation Fund
GuidePath® Tactical Allocation Fund
GuidePath® Absolute Return Allocation Fund
GuidePath® Multi-Asset Income Allocation Fund
GuidePath® Flexible Income Allocation Fund
GuidePath® Managed Future Strategy Fund
GuidePath® Conservative Income Fund
GuidePath® Income Fund
GuidePath® Growth and Income Fund